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FOR IMMEDIATE RELEASE
October 21, 1999

                   Anker Coal Announces Third Quarter Results

         Morgantown, WV -- Anker Coal Group, Inc. (the "Company") announced today its preliminary results of operations for the three and nine-month periods ended September 30, 1999. A copy of the preliminary consolidated statements of operations for Anker Coal Group, Inc. and its subsidiaries for these periods is attached to this press release.

         The Company's earnings before interest, taxes, depreciation, depletion and amortization ("EBITDA") as shown in the attached statements of operations includes certain non-recurring items. The statements of operations identifies these items in calculating adjusted EBITDA.

         Anker Coal Group, Inc. and its subsidiaries produce and sell coal used principally for electric generation and steel production in the eastern United States.

         Contact Bruce Sparks, President, Anker Coal Group, Inc. at (304) 594-1616.
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                    ANKER COAL GROUP, INC. AND SUBSIDIARIES
               PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Amounts in thousands)

                                                                     Three Months Ended             Nine Months Ended
                                                                         September 30,                  September 30,
                                                                     1999           1998           1999             1998
                                                                  (unaudited)    (unaudited)    (unaudited)     (unaudited)
                                                                  -----------    -----------    -----------     -----------
REVENUES
      Coal sales and related revenue                            $    60,070    $     78,217    $    174,293    $   226,111

OPERATING EXPENSES
      Cost of operations and selling expenses                        54,376          78,612         157,824        219,543
      Depreciation, depletion and amortization                        4,591           4,792          13,430         13,009
      General and administrative                                      2,836           2,679           6,781          7,767
      Loss on impairment and restructuring                                -             417           3,461          2,246
                                                                  ---------    ------------    ------------    -----------

              Total costs and expenses                               61,803          86,500         181,496        242,565
                                                                  ---------    ------------    ------------    -----------

Operating loss                                                       (1,733)         (8,283)         (7,203)       (16,454)

Interest, net of $386 capitalized for the nine months
      September 30,1998                                              (3,853)         (3,301)        (11,332)        (9,421)
Other (expense) income, net                                             860             273           2,281            821
                                                                  ---------    ------------    ------------    -----------

      Loss before income taxes                                       (4,726)        (11,311)        (16,254)       (25,054)

Income tax benefit                                                        -          (3,167)           (200)        (7,015)
                                                                  ---------    ------------    ------------    -----------

     Net loss                                                        (4,726)         (8,144)        (16,054)       (18,039)

Mandatorily redeemable preferred stock dividends                        352             334           1,055          1,004
Mandatorily redeemable preferred stock accretion                        150             150             450            450
                                                                  ---------    ------------    ------------    -----------

Net loss available to common stockholders                       $    (5,228)   $     (8,628)   $    (17,559)   $   (19,493)
                                                                ===========    ============    ============    ===========


EBITDA                                                          $     3,718    $     (3,218)   $      8,508    $    (2,624)
Add*:   Impairment and restructuring charges                              -             417           3,461          2,246
           Financial restructuring fees                                 756               -             756              -
           Non-cash close down costs                                    617               -             617              -
           Reclamation accrual                                          205           5,100             205          5,100
           Gain on sale of non-operating assets                        (483)              -            (483)             -
                                                                  ---------    ------------    ------------    -----------
Adjusted EBITDA                                                 $     4,813    $      2,299    $     13,064    $     4,722
                                                                ===========    ============    ============    ===========


* These adjustments to EBITDA are non-recurring items.